EXHIBIT 5.2

July 6, 2021

Kulicke and Soffa Industries, Inc.
23A Serangoon North, Avenue 5, #01-01, Singapore, 554369
1005 Virginia Dr., Fort Washington, PA 19034

Re:	Post-Effective Amendment No. 1 to Registration Statement on Form S-8
Kulicke and Soffa Industries, Inc. 2021 Omnibus Incentive Plan
Ladies and Gentlemen:
We have acted as special counsel to Kulicke and Soffa Industries, Inc., a Pennsylvania corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (File No. 333-217058) (the “Registration Statement”) by the Company under the Securities Act of 1933, as amended (the “Act”). The Registration Statement discloses a material change in the plan of distribution of certain shares (the “Shares”) of the Company’s common stock, no par value per share (the “Common Stock”), subject to awards granted under the Kulicke and Soffa Industries, Inc. 2017 Equity Plan (the “2017 Equity Plan”) that are forfeited, expire, or are settled for cash, and that are then issuable pursuant to the Kulicke and Soffa Industries, Inc. 2021 Omnibus Incentive Plan (the “2021 Equity Plan”).

For purposes of this opinion letter, we have examined the Amended and Restated Articles of Incorporation and the Amended and Restated By-Laws of the Company, each as currently in effect, the Registration Statement, the 2021 Equity Plan, the 2017 Equity Plan, and the resolutions of the board of directors of the Company (the “Board”) authorizing the 2021 Equity Plan, the 2017 Equity Plan, and the issuance of the Shares. We have also examined a certificate of the Secretary of the Company dated the date hereof (the “Certificate”) and originals, or copies certified or otherwise authenticated to our satisfaction, of such corporate records and other records, agreements, instruments, certificates of public officials and documents as we have deemed necessary as a basis for the opinions hereinafter expressed and have reviewed such matters of law as we have deemed relevant hereto. As to all issues of fact material to this opinion letter, we have relied on certificates, statements or representations of public officials, of officers and representatives of the Company (including the Certificate) and of others, without any independent verification thereof.

In our examination, we have assumed: (i) the legal capacity of all natural persons; (ii) the genuineness of all signatures; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to original documents of all documents submitted to us as copies; (v) the authenticity of the originals of such latter documents; (vi) the truth, accuracy and completeness of the information, representations and warranties contained in the agreements, documents, instruments, certificates and records we have reviewed; and (vii) the absence of any undisclosed modifications to the agreements and instruments reviewed by us.

Based upon such examination and review, and subject to the foregoing and the other qualifications, assumptions and limitations set forth herein, it is our opinion that the Shares have been duly authorized for issuance, and when (a) the Shares have been issued and delivered in accordance with the 2021 Equity Plan and the terms of the applicable awards granted thereunder, and (b) where applicable, the consideration therefor specified in the 2021 Equity Plan and in the applicable awards granted thereunder has been received by the Company, the Shares will be legally and validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the Business Corporation Law of 1988 of the Commonwealth of Pennsylvania.

This opinion speaks only as of the date the Registration Statement becomes effective under the Act, and we assume no obligation to revise or supplement this opinion thereafter. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,
FAEGRE DRINKER BIDDLE & REATH LLP
By: /s/ F. Douglas Raymond, III F. Douglas Raymond, III, Partner